Exhibit 99.1

NEWS RELEASE

Copano Energy, L.L.C.

Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Ken Dennard / ksdennard@drg-e.com Jack Lascar / jlascar@drg-e.com DRG&E / 713-529-6600

COPANO ENERGY TO PRESENT AT THE BANK OF AMERICA

2005 ENERGY CONFERENCE

HOUSTON – November 14, 2005 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will participate in the Bank of America 2005 Energy Conference, to be held Sunday, November 13 through Tuesday, November 15, 2005, at The Boca Raton Resort & Club, in Boca Raton, Florida.

Copano Energy’s presentation at the conference will be webcast live on Tuesday, November 15, 2005, at 10:10 a.m. Eastern Standard Time (9:10 am Central Standard Time) and is expected to last approximately 30 minutes.  To listen to the live audio webcast and view Copano Energy’s presentation material, visit the Company’s website at www.copanoenergy.com under “Investor Relations-Presentations”.  A replay of the presentation will be archived on the website shortly after the presentation is concluded.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region and in Central and Eastern Oklahoma.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in Copano’s Securities and Exchange Commission filings.

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